Exhibit 99.1

News Release

Contact:	Brian W. Wingard
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB BANK ANNOUNCES SALE OF ITS MT. HOPE, OHIO BRANCH TO FIRST FEDERAL COMMUNITY BANK

Clearfield, Pennsylvania – January 20, 2017

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced that CNB Bank has agreed to sell its bank branch located in Mt. Hope, Ohio with approximately $6.5 million of deposits and $7.5 million in loans to First Federal Community Bank (OTC: FFDF) of Dover, Ohio for a deposit premium of 8.0%.

Joseph B. Bower, Jr., President and CEO of CNB Bank stated, “While it was a difficult decision to transition from the Mt. Hope area, the logistics of having one remote location so far from the rest of our market area made it clear we had to do something. Finding First Federal to take over will be very good for the community. They are dedicated to Holmes County and will really aid in the development of Mt. Hope.”

“We are very excited about this opportunity to expand our Holmes county presence” said Trent Troyer, President of First Federal. “We have been well-received in the Berlin and Mt. Hope area since opening our Berlin office in August 2009, and believe this addition to our bank will significantly improve our ability to service our existing and new customers. Our experience with individuals and businesses in this area has been tremendous, and we are appreciative of the customers that have chosen to bank with us. They have demonstrated strong work ethic and character traits as well as excellent business and entrepreneurial skills. We welcome the customers of the Mt. Hope office into the First Federal family.”

Consummation of the branch sale is subject to a number of closing conditions, including, but not limited to, the receipt of all required regulatory approvals, and is expected to be completed on or before May 31, 2017.

About CNB Financial Corporation and CNB Bank

CNB Financial Corporation (NASDAQ: CCNE) is a financial holding company with consolidated assets of approximately $2.5 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of financial activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, three loan production offices, 31 full-service offices in Pennsylvania and northeast Ohio, including ERIEBANK, a division of CNB Bank, and nine full-service offices in central Ohio conducting business as FCBank, a division of CNB Bank, and a Loan Production Office in Buffalo, NY operating as Bank on Buffalo, a division of CNB Bank. More information about CNB Bank can be found at www.CNBBank.bank

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the completion of the branch sale. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.